Exhibit 16.2

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Suite 400 - 889 West Pender Street Vancouver, BC, Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-8377 info@staleyokada.com www.staleyokada.com

October 3, 2006

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC
20549 USA
Dear Sirs:

RE: Express Systems Corporation

We have read Item 4.01 of the Form 8-K dated September 19, 2006 of Express Systems Corporation and are in agreement with the statements contained in the Item 4.01. We have no basis to agree with other statements of the registrant contained in Item 4.

Yours truly,

“Staley, Okada & Partners”

STALEY, OKADA & PARTNERS

Chartered Accountants

LV